Consent of Independent Certified Public Accountants

     We have issued our report dated November 10, 2000 accompanying the financial statements of Van Kampen Focus Portfolio, Municipal Series 325 as of September 30, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
January 25, 2001